Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Suncrete, Inc.’s Registration Statement on Form S-8 of our auditor’s report dated March 18, 2026 relating to the financial statements of Schwarz Ready Mix as of and for the period ended October 17, 2025 and the year ended December 31, 2024, appearing in Suncrete, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 14, 2026.

Oklahoma City, Oklahoma

June 24, 2026

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